Exhibit 99


                           POST OFFICE BOX 787
                            LEBANON, TENNESSEE
                                    37088-0787
                            PHONE 615.444.5533

===========================================================================
CBRL GROUP, INC.
===========================================================================

[LOGO OF CBRL GROUP, INC.]



                                           Contact: Lawrence E. White
                                                    Senior Vice President,
                                                    Finance and Chief
                                                    Financial Officer
                                                    615-444-5533


     CBRL GROUP, INC. BREAKS THE $2 BILLION REVENUE MARK, ANNOUNCES STRONG,
      ON-TARGET FOURTH QUARTER AND YEAR-END RESULTS, REPORTS CURRENT SALES
              TRENDS AND PROVIDES EARNINGS GUIDANCE FOR FISCAL 2003


LEBANON, Tenn. - (September 12, 2002) - CBRL Group, Inc. (the "Company") (Nasdaq: CBRL) today announced results for its fourth quarter of fiscal 2002 ended August 2, 2002, reporting diluted earnings per share of $0.56, up 16.7% from $0.48 in the year-earlier quarter after excluding the impact of certain charges taken last year and described below and in the Company's Annual Report on Form 10-K for fiscal 2001. The prior year $0.48 was benefited by approximately $0.09 as a result of a non-recurring fourteenth week (the August 2, 2002 fiscal quarter had thirteen weeks). The fiscal 2002 fourth quarter diluted earnings per share of $0.56 was in the high end of the Company's guidance and exceeded the First Call consensus estimate of $0.54. Total revenue for the fiscal year exceeded $2 billion for the first time in the Company's 33-year history. The Company also announced additional fiscal year 2002 results, recent sales trends, and earnings guidance for the first fiscal quarter and full year of 2003.


     Highlights of the fiscal 2002 fourth quarter and year-end results and fiscal 2003 sales trends and earnings guidance included:

     * Diluted earnings per share for the thirteen-week fourth quarter of fiscal 2002 up 16.7% and net income up 12.5% from the fourteen-week fourth quarter of fiscal 2001 (excluding the effect of $0.43 of certain prior-year charges described below), on approximately the same level of total revenue.
     * Diluted earnings per share for the 52-week fiscal 2002 of $1.64, compared with $1.30 (excluding the effect of $0.43 of certain prior-year charges described below) in the 53-week fiscal 2001, an increase of 26.2%.
     * Total revenue for the full fiscal 2002 year exceeded $2 billion, a first for the Company.
     * Store operating income margins for the fourth fiscal quarter of 2002 improved 0.8% as a percent of revenues compared with a year earlier (excluding the effect of certain prior-year charges described below).





CBRL Announces Fourth Quarter Results
Page 2
September 12, 2002


     * Comparable store sales for the quarter up 3.9% and 1.9% on a comparable week basis for the Company's Cracker Barrel Old Country Store(R) ("Cracker Barrel") restaurant and retail operations, respectively, marking the tenth consecutive quarter of positive comparable restaurant sales and twelfth consecutive quarter of positive comparable restaurant guest traffic.
     * Comparable store sales increased 1.3% on a comparabl week basis in the Company's Logan's Roadhouse(R) ("Logan's") restaurants.
     * Approximately 7.6 million shares of the Company's outstanding common stock were repurchased at an average price of $28.41 during fiscal 2002.
     * Comparable store restaurant sales trends thus far in the first quarter of fiscal 2003 are up approximately 1-1.5% in Cracker Barrel and are approximately flat in Logan's.
     * To date, fiscal 2003 first quarter comparable store retail sales trends in Cracker Barrel are down approximately 3.5%.
     * Diluted earnings per share guidance in the high $0.30's to low $0.40's for the first fiscal quarter of 2003, compared with $0.35 in the prior fiscal year on total revenue growth of approximately 6%; full-year fiscal 2003 diluted earnings per share growth target of 15% or better compared to the $1.64 for fiscal 2002, on total revenue growth of 8-9%.

     Total revenue for the fourth quarter ended August 2, 2002, of $544 million approximated total revenue for the fiscal fourth quarter of 2001. This comparison includes the effect of the non-recurring fourteenth week in last year's fiscal fourth quarter (there were 13 weeks this year), which benefited last year's quarter by approximately $40.5 million, or approximately 8%. Comparable store sales for the Cracker Barrel concept increased 3.9% for restaurants on a comparable week basis, including 1.5% higher guest traffic, and 1.9% in retail. The Logan's concept achieved 1.3% higher comparable store sales, including a 1.8% increase in guest traffic. During the quarter, the Company opened six new Cracker Barrel units and one new franchised Logan's restaurant.

     The Company reported net income for the fourth quarter of fiscal 2002 of $30.5 million, or $0.56 per diluted share, reflecting increases of 12.5% and 16.7%, respectively, from net income of $27.1 million and diluted earnings per share of $0.48 for the fourth quarter of fiscal 2001 before the effect of certain charges last year, a description of which and their affect on actual results is provided below and in the Company's fiscal 2001 Annual Report on Form 10-K. These comparisons also reflect the non-recurrence of the benefit of an additional week in the prior year fiscal quarter, which added an estimated $0.09 to diluted earnings per share, and approximately $5 million to net income last fiscal year.

     Store operating income margins in the fourth quarter improved from 13.5% of total revenue last fiscal year before the effect of the charges referenced above to 14.3% in fiscal 2002. The improvement in margin of 0.8% as a percent of revenue reflected lower cost of goods sold and labor and related expenses, partly offset by higher other store operating expenses, which were reduced in the prior fiscal year as a percent of total revenue by the favorable effect of the fourteenth week.

     For the fiscal year ended August 2, 2002, total revenue was $2,067 million compared with $1,964 million for the full year of fiscal 2001, an increase of 5.3% including the effect of the non-recurring fifty-third week last fiscal year compared to 52 weeks in fiscal 2002. Comparable store restaurant sales for Cracker Barrel were up 5.3% from a year ago on a comparable week basis, including 2.4% higher guest traffic, and comparable store retail sales grew 2.3%. For Logan's,


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CBRL Announces Fourth Quarter Results
Page 3
September 12, 2002

comparable store sales for the full fiscal year increased 2.4% on a comparable week basis, with a 2.3% increase in guest traffic. The Company opened 20 new Cracker Barrel units and nine new company-operated and four franchised Logan's restaurants during the year.

     Net income for the Company for the full fiscal year of 2002 increased to $91.8 million, or $1.64 per diluted share, from $73.7 million, or $1.30 per diluted share, last fiscal year before the effect of the charges referenced above, reflecting increases of 24.6% and 26.2%, respectively. Store operating income margin for the full fiscal year improved 0.8% as a percent of total revenue, from 12.0% (before the effect of the charges referenced above) to 12.8%.

     The charges, referred to above, taken in the fourth fiscal quarter of 2001 reflected the costs of exiting the Company's Carmine Giardini's restaurant and gourmet market business, closing seven other units in the Company's Cracker Barrel and Logan's concepts, and accruing for a settlement proposal for a certain collective action lawsuit under the Fair Labor Standards Act not considered routine litigation incidental to the Company's business. The pre-tax cost of exiting the Carmine Giardini's business and closing seven other units included the following: $10.4 million for write-off of goodwill related to the original acquisition of the Carmine Giardini's business; $14.8 million for loss on disposition of inventories and property and equipment net of projected sales proceeds; and $4.4 million for estimated lease termination expenses, severance costs, and other incidental costs of exiting and closing. The accrual for estimated settlement of litigation was $3.5 million. These charges were reflected in the Company's consolidated statements of income for the fourth fiscal quarter and full fiscal year ended August 3, 2001, as follows: cost of goods sold, $0.7 million; labor and other related expenses, $0.9 million; other store operating expenses, $20.6 million; general and administrative expenses, $0.5 million; and amortization of goodwill, $10.4 million. The following table summarizes the results before the effect of these charges and actual results:

                                        Fiscal                 Fiscal
                                    Fourth Quarter            Full Year
                                  ------------------       ---------------
                                  2002       2001(a)       2002    2001(a)
                                  ----       -------       ----    -------
Net Income (in millions)
------------------------
  Before effect of charges        $30.5     $27.1 (b)      $91.8  $73.7 (b)
  Actual                          $30.5      $2.6          $91.8  $49.2

Earnings per Share (diluted)
----------------------------
  Before effect of charges        $0.56     $0.48 (b)      $1.64  $1.30 (b)
  Actual                          $0.56     $0.05          $1.64  $0.87


  (a) The fourth quarter and full year of fiscal 2001 benefited from a non-recurring 14th and 53rd week, respectively, which improved Net Income and Diluted Earnings per Share by an estimated $5.0 million and $0.09, respectively, and is included in the table.
  (b) Results before effect of charges reflect earnings before charges taken in the fourth quarter of fiscal 2001 for exiting the Carmine Giardini's restaurant and gourmet market business, closing of seven other units, and providing for estimated settlement value of certain litigation.

     During fiscal 2002, the Company repurchased approximately 7.6 million shares of its outstanding common stock for almost $217 million, or approximately $28.41 per share. These repurchases included

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CBRL Announces Fourth Quarter Results
Page 4
September 12, 2002


2.1 million shares repurchased simultaneously with the closing of the Company's issuance of $172.7 million of zero-coupon senior convertible notes during the third fiscal quarter. In the fourth quarter, approximately 2.6 million shares were repurchased at an average price of approximately $29.45.

     Commenting on the results, CBRL Group, Inc. President and Chief Executive Officer Michael A. Woodhouse said, "We are extremely pleased with our fiscal 2002 fourth quarter performance, which was in the high end of our guidance and continued the stronger than expected performance already achieved in previous quarters. We believe that the strength of our restaurant sales and guest traffic in both concepts during the fourth fiscal quarter, despite a slowdown in sales for many across the industry, reaffirms our strategy of making our concepts destinations of choice for consumers. We maintained momentum in growing our operating margins as we continued to see reductions in product costs and realized improvements in labor costs despite paying higher bonuses associated with the strong operating results, demonstrating the continued improving performance of our business."

     THE COMPANY URGES CAUTION IN CONSIDERING ITS CURRENT TRENDS AND THE EARNINGS TARGETS DISCLOSED IN THIS PRESS RELEASE. THE RESTAURANT INDUSTRY IS HIGHLY COMPETITIVE, AND TRENDS AND TARGETS ARE SUBJECT TO NUMEROUS FACTORS AND INFLUENCES, SOME OF WHICH ARE DISCUSSED IN THE CAUTIONARY LANGUAGE AT THE END OF THIS PRESS RELEASE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE DISCLOSED INFORMATION ON TRENDS OR TARGETS OTHER THAN IN ITS PERIODIC FILINGS UNDER FORMS 10-K, 10-Q, AND 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION.

     The Company reported that quarter-to-date comparable store restaurant sales for the first quarter of fiscal 2003 in its Cracker Barrel units are up approximately 1-1.5% compared with the same period a year ago, reflecting approximately flat traffic and increases in average check, including menu pricing of less than 1%. Quarter-to-date retail sales in the comparable units are down approximately 3.5%, primarily resulting from logistical delays associated with rerouting of imported holiday merchandise. Fall apparel sales also have been softer. Quarter-to-date comparable store sales in the Company's Logan's restaurants are approximately flat compared with last year, including approximately 0.5% lower guest traffic.

     President and CEO Michael A. Woodhouse commented on the trends, "Our industry has experienced sales softness in recent weeks, and we were not immune. After maintaining positive restaurant sales and traffic at Cracker Barrel in August, our current trends appear to have been disrupted by the events leading up to the anniversary of September 11 and their effect on consumers. We are pleased, however, that our sales on a relative basis appear to compare well with many in our industry, which we feel is a reaffirmation of our strategy for our concepts to be destinations of choice through delivery of superior value and service."

     The Company's present guidance for diluted earnings per share for the first quarter of fiscal 2003, which ends on November 1, 2002, is in the high $0.30's to low $0.40's, compared with $0.35 in the year-ago quarter, on total revenue growth of approximately 6%. Earnings guidance reflects many assumptions, most of which cannot be known with certainty, including very importantly, sales expectations. The Company presently expects to finish the first fiscal quarter with positive comparable restaurant sales and traffic at Cracker Barrel and with improvements in Logan's comparable sales and traffic trends. The Company also anticipates that the stocking of holiday retail merchandise in Cracker Barrel stores will be completed in October, back on track from the logistical delays described above, and before the busiest part of the holiday merchandising season. The Company expects to open four new Cracker Barrel units and five company-operated Logan's restaurants in the first fiscal quarter.


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CBRL Announces Fourth Quarter Results
Page 5
September 12, 2002


     For the full fiscal year of 2003, the Company's present guidance is for diluted earnings per share growth to meet or exceed the Company's goal of 15% or better increases on total revenue growth of 8-9%. The guidance reflects comparable store sales growth generally at or above first quarter expectations, apart from some potential relative softness in the second fiscal quarter based on relatively difficult comparisons against last year's unusually mild winter weather. During fiscal 2003 the Company expects to open approximately 23 new Cracker Barrel units and approximately 12 new Logan's company-operated restaurants.

     The Company also reported that it is responding to questions recently posed by the U.S. Department of Justice ("DOJ") in an investigation of its subsidiary Cracker Barrel Old Country Store, Inc. In the first quarter of fiscal 2003, the DOJ formally contacted Cracker Barrel pursuant to Title II of the Civil Rights Act of 1964 to request background information concerning claims of discrimination in public accommodations. The Company understands this to be a preliminary fact-finding inquiry and welcomes the opportunity to respond to DOJ. The Company and Cracker Barrel intend to cooperate fully with the DOJ in order to demonstrate that any claims of discrimination are without merit.

     Finally, the Company announced that it has been authorized by its Board of Directors to repurchase up to 2 million additional shares of its common stock. Such repurchases are expected to be made from time to time in open market transactions.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 457 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 85 company-operated and 12 franchised Logan's Roadhouse restaurants in 17 states.

     EXCEPT FOR SPECIFIC HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS AND PERFORMANCE OF CBRL GROUP, INC. TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THIS DISCUSSION. ALL FORWARD-LOOKING INFORMATION IS PROVIDED BY THE COMPANY PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THESE FACTORS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ASSUMPTIONS", "TARGET", "GUIDANCE", "PLANS", "MAY", "WILL", "WOULD", "EXPECT", "INTEND", "ESTIMATE", "ANTICIPATE", "BELIEVE", "POTENTIAL" OR "CONTINUE" (OR THE NEGATIVE OF EACH OF THESE TERMS) OR SIMILAR TERMINOLOGY. FACTORS WHICH WILL AFFECT ACTUAL RESULTS INCLUDE, BUT ARE NOT LIMITED TO: ADVERSE GENERAL ECONOMIC CONDITIONS INCLUDING UNCERTAIN CONSUMER CONFIDENCE EFFECTS ON SALES; THE ACTUAL RESULTS OF PENDING OR THREATENED LITIGATION OR GOVERNMENTAL INVESTIGATIONS; THE EFFECTS OF NEGATIVE PUBLICITY; COMMODITY, WORKERS' COMPENSATION, GROUP HEALTH AND UTILITY PRICE CHANGES; WEATHER CONDITIONS AND CUSTOMER TRAVEL ACTIVITY AND RETAIL BUYING TRENDS; THE EFFECTS OF PLANS INTENDED TO IMPROVE OPERATIONAL EXECUTION AND PERFORMANCE INCLUDING RETAIL LOGISTICS INITIATIVES; THE EFFECTS OF INCREASED COMPETITION AT COMPANY LOCATIONS ON SALES AND ON LABOR RECRUITING, COST AND RETENTION; THE ABILITY OF AND COST TO THE COMPANY TO RECRUIT, TRAIN AND RETAIN QUALIFIED RESTAURANT HOURLY AND MANAGEMENT EMPLOYEES; THE ABILITY OF THE COMPANY TO IDENTIFY SUCCESSFUL NEW LINES OF RETAIL MERCHANDISE; THE AVAILABILITY AND COST OF ACCEPTABLE SITES FOR DEVELOPMENT; THE ACCEPTANCE OF THE COMPANY'S CONCEPTS AS THE COMPANY CONTINUES TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS; CHANGES IN INTEREST RATES AFFECTING THE COMPANY'S FINANCING COSTS; CHANGES IN OR IMPLEMENTATION OF ADDITIONAL GOVERNMENTAL OR REGULATORY RULES AND REGULATIONS AFFECTING ACCOUNTING, WAGE AND HOUR MATTERS, HEALTH AND SAFETY, PENSIONS AND INSURANCE; PRACTICAL OR PSYCHOLOGICAL EFFECTS OF TERRORIST ACTS, OR MILITARY OR GOVERNMENT RESPONSES; OTHER UNDETERMINABLE AREAS OF GOVERNMENT OR REGULATORY ACTIONS

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CBRL Announces Fourth Quarter Results
Page 6
September 12, 2002


OR REGULATIONS; AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, PRESS RELEASES AND OTHER COMMUNICATIONS.









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CBRL Announces Fourth Quarter Results
Page 7
September 12, 2002

                                        CBRL GROUP, INC.
                            CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        FOURTH QUARTER ENDED                  YEAR ENDED
                                    ----------------------------  ---------------------------------
                                     8/02/02    8/03/01   CHANGE    8/02/02      8/03/01     CHANGE
                                    ---------  ---------  ------  -----------  -----------   ------
Net sales:
  Restaurant                        $ 444,917  $ 440,005      1%  $ 1,645,696  $ 1,543,815      7%
  Retail                               98,873    103,846     (5)      420,057      419,104      -
                                    ---------  ---------          -----------  -----------
    Net sales                         543,790    543,851     --     2,065,753    1,962,919      5
Franchise fees and royalties              337        218     55         1,139          773     47
                                    ---------  ---------          -----------  -----------
    Total revenue                     544,127    544,069     --     2,066,892    1,963,692      5
Cost of goods sold                    171,544    178,053     (4)      677,738      664,332      2
                                    ---------  ---------          -----------  -----------
Gross profit                          372,583    366,016      2     1,389,154    1,299,360      7
Labor & other related expenses        203,718    206,859     (2)      777,617      732,419      6
Other store operating expenses         91,367    107,810    (15)      347,085      353,334     (2)
                                    ---------  ---------          -----------  -----------
Store operating income                 77,498     51,347     51       264,452      213,607     24
General and administrative             28,057     27,285      3       115,152      102,541     12
Amortization of goodwill                   --     11,374   (100)           --       14,370   (100)
                                    ---------  ---------          -----------  -----------
Operating income                       49,441     12,688    290       149,300       96,696     54
Interest expense                        2,153      2,526    (15)        6,769       12,316    (45)
Interest income                            --         --     --            --           84    (100)
                                    ---------  ---------          -----------  -----------
Pretax income                          47,288     10,162    365       142,531       84,464      69
Provision for income taxes             16,835      7,568    122        50,742       35,283      44
                                    ---------  ---------          -----------  -----------

Net income                          $  30,453  $   2,594  1,074   $    91,789  $    49,181      87
                                    =========  =========          ===========  ===========
Earnings per share:
  Basic                             $    0.59  $    0.05  1,075   $      1.69  $      0.88      92
  Diluted                           $    0.56  $    0.05  1,020   $      1.64  $      0.87      89

Weighted average shares:
  Basic                                51,840     55,236     (6)       54,199       56,129      (3)
  Diluted                              53,923     55,923     (4)       56,091       56,799      (1)

Ratio Analysis
--------------
Net sales:
  Restaurant                             81.7%      80.9%                79.6%        78.6%
  Retail                                 18.2       19.1                 20.3         21.4
                                     --------  ---------          -----------  -----------
    Net sales                            99.9      100.0                 99.9        100.0
Franchise fees and royalties              0.1         --                  0.1           --
                                     --------  ---------          -----------  -----------
    Total revenue                       100.0      100.0                100.0        100.0
Cost of goods sold                       31.5       32.7                 32.8         33.8
                                     --------  ---------          -----------  -----------
Gross profit                             68.5       67.3                 67.2         66.2
Labor & other related expenses           37.4       38.0                 37.6         37.3
Other store operating expenses           16.8       19.8                 16.8         18.0
                                     --------  ---------          -----------  -----------
Store operating income                   14.3        9.5                 12.8         10.9
General and administrative                5.2        5.0                  5.6          5.2
Amortization of goodwill                   --        2.1                   --          0.8

                                     --------  ---------          -----------  -----------
Operating income                          9.1        2.4                  7.2          4.9
Interest expense                          0.4        0.5                  0.3          0.6
Interest income                            --         --                   --           --
                                     --------  ---------          -----------  -----------
Pretax income                             8.7        1.9                  6.9          4.3
Provision for income taxes                3.1        1.4                  2.5          1.8
                                     --------  ---------          -----------  -----------
Net income                                5.6%       0.5%                 4.4%         2.5%
                                     ========  =========          ===========  ===========

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CBRL Announces Fourth Quarter Results
Page 8
September 12, 2002

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                (IN THOUSANDS)
                                                        8/02/02        8/03/01
                                                        -------        -------
Assets
Cash and cash equivalents                             $    15,074    $    11,807
Other current assets                                      156,414        143,383
Property and equipment, net                               984,817        955,028
Goodwill, net                                              92,882         92,882
Other assets                                               14,550          9,772
                                                      -----------    -----------
    Total assets                                      $ 1,263,737    $ 1,212,872
                                                      ===========    ===========

Liabilities and Stockholders' Equity
Current liabilities                                   $   233,075    $   197,249
Long-term debt                                            194,476        125,000
Other long-term obligations                                53,192         44,515
Stockholders' equity                                      782,994        846,108
                                                      -----------    -----------
    Total liabilities and stockholders' equity        $ 1,263,737    $ 1,212,872
                                                      ===========    ===========

                    CONSOLIDATED CONDENSED CASH FLOW STATEMENT
                                  (UNAUDITED)
                                 (IN THOUSANDS)
                                                       FISCAL YEAR ENDED
                                                    ----------------------
                                                    8/02/02        8/03/01
                                                    -------        -------
Cash flow from operating activities:
  Net income                                      $   91,789     $    49,181
  Depreciation and amortization                       62,759          64,902
  (Gain)/loss on disposition of property
   and equipment                                        (781)            671
  Impairment loss                                         --          24,431
  Net changes in other assets and liabilities         37,657           8,577
                                                  -----------    ------------
Net cash provided by operating activities            191,424         147,762
                                                  -----------    ------------

Cash flows from investing activities:
  Purchase of property and equipment                 (96,692)        (91,439)
  Net proceeds from sale of property and
   equipment                                           5,813         141,283
                                                  -----------     -----------
Net cash (used in) provided by investing
 activities                                          (90,879)         49,844
                                                  -----------     -----------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt           591,756         355,600
  Principal payments under long-term debt and
   capital lease obligations                        (524,140)       (522,790)
  Proceeds from exercise of stock options             53,103           5,155
  Purchase and retirement of common stock           (216,834)        (36,444)
  Dividends on common stock                           (1,163)         (1,185)
                                                  -----------     -----------
Net cash used in financing activities                (97,278)       (199,664)
                                                  -----------     -----------

Net increase (decrease) in cash and cash
 equivalents                                           3,267          (2,058)
Cash and cash equivalents, beginning of year          11,807          13,865
                                                  -----------     -----------
Cash and cash equivalents, end of year            $   15,074      $   11,807
                                                  ===========     ===========



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CBRL Announces Fourth Quarter Results
Page 9
September 12, 2002


                                    CBRL GROUP, INC.
                               SUPPLEMENTAL INFORMATION
                                     (UNAUDITED)

                                                AS OF               AS OF
                                               8/02/02             8/03/01
                                              ----------          ----------
Common shares outstanding                     50,272,459          55,026,846

Units in operation:
  Cracker Barrel                                     457                 437
  Logan's Roadhouse - company-owned                   84                  75
  Carmine Giardini's Gourmet Market*                  --                  --
                                              ----------          ----------

  Total company-owned units                          541                 512
  Logan's Roadhouse - franchised                      12                   8
                                              ----------          ----------
  System-wide units                                  553                 520
                                              ==========          ==========

                                       FOURTH QUARTER ENDED        FISCAL YEAR ENDED
                                       --------------------      --------------------
Net sales in company-owned stores**:    8/02/02    8/03/01       8/02/02      8/03/01
                                       --------   ---------      -------      -------
(In thousands)
  Cracker Barrel - restaurant          $ 384,922  $ 380,767    $ 1,405,669  $ 1,324,903
  Cracker Barrel - retail                 98,873    101.595        420,057      407,887
                                       ---------  ---------    -----------  -----------
  Cracker Barrel - total                 483,795    482,362      1,825,726    1,732,790
  Logan's Roadhouse                       59,995     58,492        240,027      214,542
  Carmine Giardini's Gourmet Market*          --      2,997             --       15,587
                                       ---------  ---------    -----------  -----------
  Total net sales                      $ 543,790  $ 543,851    $ 2,065,753  $ 1,962,919
                                       =========  =========    ===========  ===========

Operating weeks - company-owned
 stores**:
  Cracker Barrel                           5,910      6,161         23,187       23,049
  Logan's Roadhouse                        1,092      1,086          4,238        3,906

Average comparable store sales -
  Company-owned stores: (In thousands)
  Cracker Barrel - restaurant          $   843.7  $   812.0    $   3,150.1  $   2,992.5
  Cracker Barrel - retail                  220.3      216.3          945.2        923.8
                                       ---------  ---------    -----------  -----------
  Cracker Barrel - total               $ 1,064.0  $ 1,028.3    $   4,095.3  $   3,916.3
                                       =========  =========    ===========  ===========
  Logan's Roadhouse                    $   716.5  $   707.5    $   2,959.1  $   2,890.3
                                       =========  =========    ===========  ===========

Capitalized interest                   $      87  $     120    $       363  $       851
                                       =========  =========    ===========  ===========

  * The Company exited the Carmine Giardini's Gourmet Market business at the end of fiscal 2001.
 ** The Company's fiscal year ended August 3, 2001, consisted of 53 weeks and the fourth quarter of fiscal 2001 consisted of 14 weeks.

                                    -END-